Exhibit 99.1

DARLING
INTERNATIONAL INC.                                      FOR IMMEDIATE RELEASE
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                                                                  NEWS RELEASE


                 DARLING INTERNATIONAL COMPLETES ACQUISITION OF
                              NATIONAL BY-PRODUCTS

         STRATEGIC COMBINATION EXPANDS DARLING'S NATIONAL FOOTPRINT AND
                 ENHANCES OPERATIONS AND FUTURE GROWTH PROSPECTS

         IRVING, TX, MAY 16, 2006 - Darling International Inc. (AMEX: DAR) the largest publicly traded food processing by-products recycling company in the United States, today announced that it has completed its acquisition of National By-Products, LLC ("NBP"), a leading independent rendering company based in Des Moines, Iowa.

         As previously announced, the transaction is valued at approximately $141 million in cash and stock, subject to post-closing adjustments. The purchase price consisted of $70.5 million in cash and an amount of Darling common shares equal to 20 percent of the company's outstanding common shares on a fully diluted basis. Based upon today's amount of outstanding Darling common shares of 65.4 million on a fully diluted basis, NBP unit holders will receive
16.3 million shares of Darling common stock.

         Darling International Chairman and Chief Executive Officer Randall Stuewe said, "We are very pleased to announce the completion of this acquisition, which represents a major step forward in our strategy to deliver value to our stockholders by growing our revenue, diversifying our raw material supplies and creating a larger platform to grow our restaurant services segment. The addition of NBP's 42 operating facilities and 14 large-scale production facilities located throughout the Midwest will give us the scale, industry expertise and management talent to realize improved operating efficiencies and pursue new growth opportunities. Additionally, we expect NBP's excellent track record of earnings and cash flow generation, as well as their solid balance sheet, to further enhance our capital structure."



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FOR MORE INFORMATION CONTACT:

INVESTORS:
     John O. Muse, Executive Vice President of           251 O'Connor Ridge Blvd., Suite 300
       Finance and Administration, or                                   Irving, Texas  75038
     Brad Phillips, Treasurer                                           Phone:  972-717-0300

MEDIA:
     Eden Abrahams / Jennifer Felber
     Joele Frank, Wilkinson Brimmer Katcher                             Phone:  212-355-4449

ABOUT DARLING

         Darling International Inc. is the largest publicly traded, food processing by-products recycling company in the United States. The Company recycles used restaurant cooking oil and by-products from the beef, pork and poultry processing industries into useable products such as tallow, feed-grade fats and meat and bone meal. These products are primarily sold to animal feed and oleo-chemical manufacturers around the world. In addition, the Company provides grease trap collection services and sells equipment to restaurants.

FORWARD-LOOKING STATEMENTS

         This media release contains forward-looking statements regarding the business operations of Darling and the industry in which it operates. These statements are identified by words such as "may," "will," "expect," "believe," "intend," "anticipate," "should," "estimate," continue," and other words referring to events to occur in the future. These statements reflect Darling's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including business and economic conditions in its existing markets that could cause actual results to differ materially from those projected in such forward-looking statements. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced from time to time in the Company's filings with the Securities and Exchange Commission. Darling is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.











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FOR MORE INFORMATION CONTACT:

INVESTORS:
     John O. Muse, Executive Vice President of           251 O'Connor Ridge Blvd., Suite 300
       Finance and Administration, or                                   Irving, Texas  75038
     Brad Phillips, Treasurer                                           Phone:  972-717-0300

MEDIA:
     Eden Abrahams / Jennifer Felber
     Joele Frank, Wilkinson Brimmer Katcher                             Phone:  212-355-4449